BOK FINANCIAL CORPORATION

                                    EXHIBIT 21

                          SUBSIDIARIES OF THE REGISTRANT



                               Banking Subsidiaries
                      Bank of Oklahoma, National Association
            Citizens Bank of Northwest Arkansas, National Association

                 Other subsidiaries of BOK Financial Corporation
                       BOKF Merger Corporation Number Three
                       BOKF Merger Corporation Number Four
                       BOKF Merger Corporation Number Five
                            Brookside Bancshares, Inc.
                            BOK Capital Services Corp.
             KCI Leasing Partners I, an Oklahoma Limited Partnership KCI Leasing Partners II, an Oklahoma Limited Partnership Sabre 1996 Partnership, an Oklahoma Limited Partnership

                                 Subsidiaries of
       Bank of Oklahoma, N.A. and Citizens Bank of Northwest Arkansas, N.A.
                          Affiliated BancServices, Inc.
                       Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                   Affiliated Financial Life Insurance Company
                   Alliance Trust Company, National Association
                              Banco Leasing Company
                         BancOklahoma Agri-Service Corp.
                           BancOklahoma Mortgage Corp.
                                    BOSC, Inc.
                           BancOklahoma Trust Company.
                                BOK Delaware, Inc.
                          BOK DPC Asset Holding Company
                              BOK Real Estate Trust
                       BOK Second DPC Asset Holding Company
                   FGBSA Securities Brokerage (Oklahoma), Inc.
                            Investment Concepts, Inc.
                            Pacesetter Leasing Company
                             Southwest Trust Company
                              Steven L. Smith Corp.
                                115 E. Fifth Corp.

     All subsidiaries are incorporated in Oklahoma, with the exception of Bank of Oklahoma, National Association, which is chartered by the United States of America; Affiliated Financial Life Insurance Company, which is incorporated in Arizona; Alliance Trust Company and FGBSA Securities Brokerage (Oklahoma), Inc., which are incorporated in Texas; Brookside Bancshares, BOK Delaware, Inc. and BOK Real Estate Trust, which are incorporated in Delaware; and Citizens Bank of Northwest Arkansas, N.A., which is incorporated in Arkansas.